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                                                                    Exhibit 15
                                                                    ----------

COOPERS & LYBRAND L.L.P.



                                       November  13, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

          Re:                     Pacific Bell
                       Registration Statement on Form S-3
                       ------------------------------------

We are aware that our report dated November 13, 1995 on our review of the interim financial information of Pacific Bell and Subsidiaries for the three- and nine-month periods ended September 30, 1995 included in this Form 10-Q is incorporated by reference in the Company's registration statement as follows:

     Form S-3:  Pacific Bell $1.575 Billion Debt Securities

Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.


                                       Very truly yours,




                                       /s/Coopers & Lybrand L.L.P.